EX-99.14.a

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Delaware Group® Equity Funds I of our report dated December 20, 2021, relating to the financial statements and financial highlights, which appears in Delaware Mid Cap Value Fund’s Annual Report on Form N-CSR for the year ended October 31, 2021. We also consent to the references to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 20, 2022

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042
T: (267) 330 3000, www.pwc.com/us